UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

CHARGE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 333-253073	90-0471969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with its application for listing on the Nasdaq Capital Market (“Nasdaq”), Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our,” the “Company” or similar terms) has been requested by the Listing Qualifications Staff at Nasdaq to disclose certain dispositions of securities previously held by KORR Acquisitions Group, Inc. (“KORR”), a former significant shareholder of the Company, during the second half of the fiscal year ended December 31, 2021. KORR is a corporation in which Kenneth Orr, the former chairman of the Company, is a shareholder as well as the chief executive and chief investment officer. Based solely upon information provided to the Company by KORR, set forth below is a discussion of those transactions.

On September 23, 2021, KORR sold an aggregate of 10,000,000 shares of the Company’s common stock to two unaffiliated third parties, in which neither KORR nor Kenneth Orr are in any way related or have any beneficial interest in, for an agreed upon purchase price of $20,000,000.

Mr. Orr has a longstanding personal relationship with the principals of each of the third party purchasers who acquired the shares from KORR referenced in the above paragraph. Specifically, the principal of one of the third party purchasers is also the CEO and director of Optimus Healthcare Services, Inc., a company in which Mr. Orr is the largest shareholder and in which Mr. Orr beneficially owns approximately 44% of the common stock based on publicly available information on the Securities and Exchange Commission’s website. Further, the principal of the other third party purchaser is a shareholder of an entity that owns approximately 25% of KORR, based on information provided by KORR. Further, based upon information provided by KORR and Mr. Orr to the Company. neither KORR nor Mr. Orr have any interest in, or control of, either of the third party entities (or in any of their assets) to which the shares were sold.

On September 23, 2021, KORR sold an aggregate of 20,216,458 shares of the Company’s common stock for estate planning purposes to a trust for the benefit of the children of Kenneth Orr for an agreed upon purchase price of $40,432,916.

On September 23, 2021, KORR sold 500,000 shares of the Company’s series A preferred stock to Andrew Fox, the Company’s chief executive officer, for an agreed upon purchase price of $1,000,000.

On October 5, 2021, KORR transferred as a gift with nominal consideration an aggregate of 250,000 shares of the Company’s common stock to Mark LaNeve, the Company’s president, for his work with charitable organizations.

On October 5, 2021, KORR transferred as a gift with nominal consideration an aggregate of 150,000 shares of the Company’s common stock to Nicole Antakli, the Company’s chief business officer, for her work with charitable organizations.

Between September 3, 2021 and November 5, 2021, KORR gifted an aggregate of 150,000 shares of the Company’s common stock to various religious organizations.

On October 22, 2021, KORR gifted 500,000 shares of the Company’s series A preferred stock for estate planning purposes to a trust for the benefit of the children of Kenneth Orr.

The Series A preferred stock was entitled to convert, on one occasion, at the sole option of the holders into an aggregate of 12.5% of the Company’s fully-diluted shares of common stock on the date of conversion. On October 28, 2021, all outstanding shares of series A preferred stock were converted into an aggregate of 30,754,896 shares of common stock, of which 15,377,448 shares of the Company’s common stock were issued to Andrew Fox, the Company’s chief executive officer, and the remainder of which were issued to a trust for the benefit of the children of Kenneth Orr.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGE ENTERPRISES, INC.

Dated: March 24, 2022	By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer

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